Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283151

JOINT PROXY STATEMENT/PROSPECTUS SUPPLEMENT NO. 1

(to Joint Proxy Statement/Prospectus dated August 4, 2025)

PROXY STATEMENT FOR SPECIAL MEETING OF

STOCKHOLDERS AND SPECIAL MEETING OF

PUBLIC WARRANTHOLDERS OF

SOUTHPORT ACQUISITION CORPORATION

PROXY STATEMENT FOR SPECIAL MEETING OF

STOCKHOLDERS OF ANGEL STUDIOS, INC.

PROSPECTUS FOR 106,847,997 SHARES OF CLASS A COMMON STOCK AND 88,286,561 SHARES OF
CLASS B COMMON STOCK OF

SOUTHPORT ACQUISITION CORPORATION

(WHICH WILL BE RENAMED ANGEL STUDIOS, INC.)

This Joint Proxy Statement/Prospectus Supplement No. 1 (this “Supplement”) supplements the joint proxy statement/prospectus dated August 4, 2025 that was mailed by Southport Acquisition Corporation, a Delaware corporation (“SAC”), to its stockholders on or about August 4, 2025 (as supplemented, the “Joint Proxy Statement/Prospectus”), in connection with the proposed business combination among SAC, Sigma Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of SAC (“Merger Sub”), and Angel Studios, Inc., a Delaware corporation (“ASI”). SAC filed the Joint Proxy Statement/Prospectus with the U.S. Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form S-4 (Registration No. 333-283151), which was declared effective on July 22, 2025 by the SEC. Capitalized terms used in this Supplement and not otherwise defined herein have the respective meanings ascribed to them in the Joint Proxy Statement/Prospectus.

The purpose of this Supplement is to update and supplement the information contained in the Joint Proxy Statement/Prospectus with information contained in the Current Report on Form 8-K (the “Current Report”) filed by SAC with the SEC on August 21, 2025. The Current Report is attached to, and forms a part of, this Supplement.

This Supplement modifies and supersedes, in part, the information in the Joint Proxy Statement/Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Joint Proxy Statement/Prospectus, including any amendments or supplements thereto. Any information in the Joint Proxy Statement/Prospectus that is modified or superseded by the information in the Current Report shall not be deemed to constitute a part of the Joint Proxy Statement/Prospectus except as modified or superseded by this Supplement. This Supplement should be read in conjunction with the Joint Proxy Statement/Prospectus, and if there is any inconsistency between the information in the Joint Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement.

YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS ” BEGINNING ON PAGE 91 OF THE JOINT PROXY STATEMENT/PROSPECTUS.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE JOINT PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The date of this Supplement is August 21, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2025

Southport Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

268 Post Road Suite 200 Fairfield, CT	06824
(Address of principal executive offices)	(Zip Code)

(917) 503-9722

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None.

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	PORTU	OTC
Class A common stock, $0.0001 par value per share	PORT	OTC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50, subject to adjustment	PORTW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on September 11, 2024, Southport Acquisition Corporation, a Delaware corporation (“Southport”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), by and among Southport, Sigma Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Southport (“Merger Sub”), and Angel Studios, Inc., a Delaware corporation (“Angel Studios”), pursuant to which Merger Sub will merge with and into Angel Studios, with Angel Studios continuing as the surviving corporation and a wholly owned subsidiary of Southport (the “Merger” and, together with the other transactions related thereto, the “Proposed Transaction”).

In connection with the Proposed Transaction, Southport filed a registration statement on Form S-4 (File No. 333-283151) (as it may be amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which includes a definitive prospectus and joint proxy statement of Southport and Angel Studios, which was declared effective on July 22, 2025, and on August 4, 2025, Southport filed a definitive joint proxy statement/prospectus with the SEC (the “Joint Proxy Statement/Prospectus”).

Item 8.01	Other Events.

This Current Report on Form 8-K is being filed in order to update and supplement the information in the Joint Proxy Statement/Prospectus by providing the supplemental disclosures set forth below. These disclosures should be read in connection with the Joint Proxy Statement/Prospectus, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Joint Proxy Statement/Prospectus, the information set forth herein shall supersede or supplement the information in the Joint Proxy Statement/Prospectus. Capitalized terms used but not defined herein have the meanings set forth in the Joint Proxy Statement/Prospectus. The Company makes the following amended and supplemental disclosures:

All uses of the following phrase in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

the Combined Company will be considered a “controlled company” within the meaning of the Nasdaq listing rules and/or the NYSE listing rules and may elect not to comply with certain corporate governance listing standards

All uses of the following phrase in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

the Combined Company will be considered a “controlled company” within the meaning of the Nasdaq Stock Market LLC (the “Nasdaq”) listing rules and/or the New York Stock Exchange (“NYSE”) listing rules and may elect not to comply with certain corporate governance listing standards

All uses of the following sentence in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

SAC will apply to have the Combined Company Class A common stock listed on the Nasdaq Capital Market or the NYSE under the ticker symbol “ANGX.”

All uses of the following sentence in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

SAC intends to apply to list the shares of Combined Company Class A Common Stock on the Nasdaq Capital Market or the NYSE under the ticker symbol “ANGX” upon the Closing.

All uses of the following phrase in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

SAC Stockholder Proposal No. 5—The Stock Issuance Proposal—a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq and/or the NYSE, the issuance of Combined Company Common Stock pursuant to the Merger Agreement

All uses of the following phrase in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

SAC Stockholder Proposal No. 5—The Stock Issuance Proposal—to consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market LLC and/or the New York Stock Exchange, the issuance of Combined Company Common Stock pursuant to the Merger Agreement

All uses of the following phrase in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq and/or the NYSE, the issuance of Combined Company Common Stock pursuant to the Merger Agreement

All uses of the following phrase in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

Accordingly, if the Warrant Amendment Proposal is approved, the Combined Company will not have any units or public warrants outstanding following consummation of the Business Combination, and therefore there will be no Nasdaq Capital Market or NYSE listing of the SAC Units or SAC Public Warrants following the consummation of the Business Combination.

All uses of the following sentence in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

As a “controlled company” within the meaning of the Nasdaq listing rules and/or the NYSE listing rules after the Closing, the Combined Company will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company.

All uses of the following phrase in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

failure to comply with the requirements of the Nasdaq and/or the NYSE;

All uses of the following sentence in the Joint Proxy Statement/Prospectus are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

The stock market in general and the Nasdaq Capital Market and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.

The following risk factor on pages 132 and 133 of the Joint Proxy Statement/Prospectus is hereby amended and supplemented as follows (with bold and underline text indicating additional language and bold and strikethrough text indicating deleted language):

The Applicable Stock Exchange may not list the Combined Company Common Stock on its exchange, which could limit investors’ ability to make transactions in the Combined Company Common Stock and subject the Combined Company to additional trading restrictions.

In connection with the Business Combination, we will apply to have the Combined Company Common Stock listed on the ~~Nasdaq Capital Market~~ NYSE or any other Applicable Stock Exchange upon consummation of the Business Combination. We cannot assure you that we will be able to meet all initial listing requirements. Even if the Combined Company Common Stock is listed on the ~~Nasdaq Capital Market~~ NYSE or other Applicable Stock Exchange, the Combined Company may be unable to maintain the listing of its securities in the future.

If the Combined Company fails to meet the listing requirements and the ~~Nasdaq Capital Market~~ NYSE or other Applicable Stock Exchange does not list its securities on its exchange, ASI would not be required to consummate the Business Combination. In the event that ASI elected to waive this condition, and the Business Combination was consummated without the Combined Company Common Stock being listed on the ~~Nasdaq Capital Market~~ NYSE or other Applicable Stock Exchange, the Combined Company could face significant material adverse consequences, including:

•	a limited availability of market quotations for the Combined Company Common Stock;

•	reduced liquidity for the Combined Company Common Stock;

•	a determination that the Combined Company Common Stock is a “penny stock” which will require brokers trading in the Combined Company Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Combined Company Common Stock;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Combined Company Common Stock is not listed on the ~~Nasdaq Capital Market~~ NYSE or other Applicable Stock Exchange, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities.

The following paragraphs on page 239 of the Joint Proxy Statement/Prospectus under the headings “Overview” and “Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635” are hereby amended and supplemented as follows (with bold and underline text indicating additional language):

Overview

The Stock Issuance Proposal—SAC’s stockholders are also being asked to consider and vote upon a proposal to approve, for the purposes of complying with the applicable listing rules of the Nasdaq and/or the NYSE, the issuance of Combined Company Common Stock pursuant to the Merger Agreement.

The SAC Class A Common Stock, SAC Public Warrants and SAC Units are currently quoted on the OTC Pink Marketplace under the ticker symbols “PORT,” “PORTW” and “PORTU,” respectively, and SAC is therefore not currently subject to the Nasdaq or the NYSE rules. However, SAC will apply to have the Combined Company Class A Common Stock listed on the Nasdaq Capital Market or the NYSE under the ticker symbol “ANGX” at the Closing and is therefore voluntarily seeking to comply with such rules.

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635 and/or NYSE Listing Rule 312.03

Under Nasdaq listing rule 5635(a)(1), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20.0% of the voting power outstanding before the issuance of such stock (or securities convertible into or exercisable for common stock) or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20.0% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq listing rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20.0% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq listing rule 5635(c), stockholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants, subject to certain exceptions.

Under Nasdaq listing rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lesser of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the stock if the number of shares of common stock to be issued is or may be equal to 20.0% or more of the common stock, or 20.0% or more of the voting power, outstanding before the issuance.

Under Section 3.12.03(b) of the NYSE’s Listed Company Manual, a NYSE-listed company is required to obtain shareholder approval when such company proposes to issue securities to a director, officer or substantial security holder, if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds 1% of the number of shares of common stock outstanding before the issuance. The NYSE Listed Company Manual defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a NYSE-listed company.

Under Section 312.03(c) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Under Section 312.03(d) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant.

Under Sections 312.03(a), 312.03(b)(iii) and 303A.08 of the NYSE’s Listed Company Manual, stockholder approval is required before an issuer may establish or materially revise any equity-compensation plan (as such term is defined in NYSE listing rule 303A.08), or otherwise establish or materially revise any arrangement with an employee, director or service provider, subject to limited exemptions.

Stockholder approval of the Stock Issuance Proposal is also a condition to the Closing under the Merger Agreement.

The following paragraph on page 373 of the Joint Proxy Statement/Prospectus under the heading “Independence” is hereby amended and supplemented as follows (with bold and underline text indicating additional language):

Based on information provided by each director concerning his or her background, employment and affiliations, upon the Closing, the Combined Company board of directors is expected to determine that each of the director nominees, other than Neal Harmon, will qualify as “independent directors” as defined under the applicable Nasdaq and/or NYSE listing rules and applicable SEC rules, and the board of directors of the Combined Company will consist of a majority of “independent directors” as defined under such rules. It is expected that the independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, the Combined Company will be subject to the rules of the SEC and Nasdaq and/or NYSE relating to the membership, qualifications and operations of the audit committee, as discussed below.

The following paragraphs on page 373 of the Joint Proxy Statement/Prospectus under the heading “Audit Committee” is hereby amended and supplemented as follows (with bold and underline text indicating additional language):

The audit committee is expected to consist of Robert C. Gay, Paul Ahlstrom and Mina Nguyen. The Combined Company board of directors is expected to determine that each proposed member of its audit committee is independent under the applicable Nasdaq and/or NYSE listing rules and Rule 10A-3(b)(1) of the Exchange Act. Robert C. Gay is expected to be the chair of the audit committee. The Combined Company board of directors is expected to determine that Robert C. Gay is an “audit committee financial expert” within the meaning of SEC regulations. The Combined Company board of directors is also expected to determine that each member of the proposed audit committee has the requisite financial expertise required under the applicable requirements of the Nasdaq and/or the NYSE. In arriving at this determination, the Combined Company board of directors will examine each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to assist the Combined Company’s board of directors with oversight of the Combined Company’s accounting and financial reporting processes and the audit of the Combined Company’s financial statements.

The Combined Company’s audit committee will operate under a written charter, which the Combined Company’s board of directors will adopt in connection with the Closing, that satisfies the applicable Nasdaq and/or NYSE listing rules.

The following paragraphs on page 373 of the Joint Proxy Statement/Prospectus under the heading “Compensation Committee” is hereby amended and supplemented as follows (with bold and underline text indicating additional language):

The compensation committee is expected to consist of Steve Sarowitz and Mina Nguyen. Mina Nguyen is expected to serve as the chair of the compensation committee. The Combined Company board of directors is expected to determine that each proposed member of its compensation committee is independent under the applicable Nasdaq and/or NYSE listing rules and each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary function of the compensation committee is to assist the Combined Company’s board of directors with oversight of the Combined Company’s compensation structure, policies and programs and to review the processes and procedures for the consideration and determination of the Combined Company’s director and executive compensation.

The Combined Company’s compensation committee will operate under a written charter, which the Combined Company’s board of directors will adopt in connection with the Closing, that satisfies the applicable Nasdaq and/or NYSE listing rules.

The following paragraphs on page 374 of the Joint Proxy Statement/Prospectus under the heading “Nominating and Corporate Governance Committee” is hereby amended and supplemented as follows (with bold and underline text indicating additional language):

The nominating and corporate governance committee is expected to consist of Paul Ahlstrom and Mina Nguyen. Paul Ahlstrom is expected to serve as the chair of the nominating and corporate governance committee. The Combined Company board of directors is expected to determine that each proposed member of the nominating and corporate governance committee is independent under applicable Nasdaq and/or NYSE listing rules.

The primary function of the nominating and corporate governance committee is to consider candidates for the Combined Company’s board of directors, oversee the Combined Company’s corporate governance policies, reporting and making recommendations to the Combined Company’s board of directors concerning governance matters and oversight of the evaluation of the Combined Company’s board of directors.

The Combined Company’s nominating and corporate governance committee will operate under a written charter, which the Combined Company’s board of directors will adopt in connection with the Closing, that satisfies the applicable Nasdaq and/or NYSE listing rules.

The following paragraph on page 374 of the Joint Proxy Statement/Prospectus under the heading “Controlled Company Exception” is hereby amended and supplemented as follows (with bold and underline text indicating additional language):

At the Closing, due to the ownership by Harmon Ventures, which is controlled by Messrs. Neal and Jeffrey Harmon, of the Combined Company Common Stock, the Combined Company will be considered a “controlled company” within the meaning of the Nasdaq listing rules and/or the NYSE listing rules. Under the Nasdaq listing rules and the NYSE listing rules, a company of which more than 50.0% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance listing standards, including the following:

Additional Information and Where to Find It

In connection with the proposed transaction, Southport filed a registration statement on Form S-4 (File No. 333-283151) (as it may be amended, the “Registration Statement”) with the SEC, which includes a definitive prospectus and joint proxy statement of Southport and Angel Studios, Inc. (“Angel Studios”), referred to as a joint proxy statement/prospectus. After the Registration Statement was declared effective on July 22, 2025, on or about August 4, 2025, the definitive joint proxy statement/prospectus and other relevant documents were mailed to stockholders and warrantholders of Southport as of the June 27, 2025, record date for the Special Meeting and the Warrantholders Meeting. Southport and Angel Studios will also file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the Registration Statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Southport and Angel Studios (when available) through the website maintained by the SEC at http://www.sec.gov. The documents filed by Southport with the SEC also may be obtained free of charge upon written request to 268 Post Road, Suite 200, Fairfield, CT 06824. The documents filed by Angel Studios with the SEC also may be obtained free of charge on Angel Studios’ website at https://www.angel.com/legal/sec-filings or upon written request to 295 W Center Street, Provo, UT 84601.

Participants in Solicitation

Southport, Angel Studios and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Southport, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Southport’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, which was filed with the SEC on April 15, 2025, under the headings “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence.” To the extent holdings of Southport Common Stock by the directors and executive officers of Southport have changed from the amounts of Southport Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of Angel Studios, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Angel Studios’ Annual Report on Form 10-K for its fiscal year ended December 31, 2024, which was filed with the SEC on March 28, 2025, under the headings “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” and “Certain Relationships and Related Transactions, and Director Independence.” To the extent holdings of Angel Studios common stock by the directors and executive officers of Angel Studios have changed from the amounts of Angel Studios common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from Southport or Angel Studios using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Angel Studios and Southport. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of the combined company’s securities, (ii) the risk that the proposed transaction may not be completed by Southport’s business combination deadline and the potential failure to obtain an extension of the business combination deadline, (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the Agreement and Plan of Merger, dated as of September 11, 2024, by and among Southport, Angel Studios and Sigma Merger Sub, Inc. (the “Merger Agreement”) by the stockholders of Southport and Angel Studios, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the effect of the announcement or pendency of the transaction on Angel Studios’ business relationships, operating results, and business generally, (vii) risks that the proposed transaction disrupts current plans and operations of Angel Studios or diverts management’s attention from Angel Studios’ ongoing business operations and potential difficulties in Angel Studios employee retention as a result of the announcement and consummation of the proposed transaction, (viii) the outcome of any legal proceedings that may be instituted against Angel Studios or against Southport related to the Merger Agreement or the proposed transaction, (ix) the ability to list the combined company’s securities on a national securities exchange in connection with the transaction, (x) the price of Southport’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Southport plans to operate or Angel Studios operates, variations in operating performance across competitors, changes in laws and regulations affecting Southport’s or Angel Studios’ business, and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xii) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, (xiii) the evolution of the markets in which Angel Studios competes, (xiv) the costs related to the proposed transaction, (xv) Angel Studios’ expectations regarding its market opportunities, (xvi) risks related to domestic and international political and macroeconomic uncertainty, including the Russia-Ukraine conflict and the war in the Middle East, and (xvii) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Angel Studios operates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Southport’s and Angel Studios’ annual reports on Form 10-K and Form 10, respectively, and quarterly reports on Form 10-Q, the Registration Statement on Form S-4, including those under “Risk Factors” therein, and other documents filed by Southport and Angel Studios from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Angel Studios and Southport assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Angel Studios nor Southport gives any assurance that either Angel Studios or Southport, or the combined company, will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southport Acquisition Corporation

Date: August 21, 2025	By:	/s/ Jeb Spencer
		Name:	Jeb Spencer
		Title:	Chief Executive Officer